UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report: July 11, 2006
(Date of earliest event reported)
Paragon Real Estate Equity and Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	0-25074	39-6594066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1240 Huron Road, Cleveland, Ohio 44115
(Address of principal executive offices including zip code)
(216) 430-2700
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.
     On July 11, 2006, Paragon Real Estate Equity and Investment Trust (“Paragon”) filed Articles of Amendment to its Declaration of Trust, as amended, restated and supplemented (the “Amendment”), with the State Department of Assessments and Taxation of Maryland to effect a reverse share split of its common shares on July 27, 2006. The shareholders approved the reverse share split at Paragon’s annual meeting of shareholders held on June 3, 2005 at one of four selected exchange ratios if and as determined by Paragon’s Board of Trustees. The reverse share split is further described in Paragon’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2005. On June 26, 2006, the Board of Trustees approved a reverse share split at a ratio of 1 for 75 and authorized the filing of the Amendment. The Amendment is attached to this current report on Form 8-K as Exhibit 3.1.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The disclosure under Item 3.03 of this report is also responsive to Item 5.03 of this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.1	Articles of Amendment to Declaration of Trust of Paragon Real Estate Equity and Investment Trust

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2006	Paragon Real Estate Equity and Investment Trust

	By:	/s/ John J. Dee

John J. Dee
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to Declaration of Trust of Paragon Real Estate Equity and Investment Trust

4